Exhibit 16.1

May 5, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Emrise Corporation’s statements included under Item 4.01 of its Form 8-K filed on May 5, 2009 and we agree with such statements concerning our firm.

Hein & Associates LLP

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